Exhibit 10.5

RESTRICTED STOCK UNIT AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT, dated as of [Date] (this “Agreement”), by and between Vroom, Inc., a Delaware corporation (the “Company”), and [Employee Name] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company desires to grant to the Participant restricted stock units (each a “Unit”) pursuant to its Second Amended and Restated 2014 Equity Incentive Plan (as amended, the “Plan”), each Unit representing the right to receive one (1) share of common stock, $0.001 par value, of the Company (one “Share”) pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

Grant of Units.  The Company hereby grants to the Participant, pursuant to the Plan and on the terms and conditions set forth herein, the number of Units as set forth on Schedule A.

Section 2.Vesting; Term of Units.

2.1The Units shall vest as set forth in Schedule A.

2.2        Individual Account.  The Units shall be credited to a separate account established and maintained by the Company for the Participant on the first business day following the date of grant of the Units (the “Account”).  The Units will be deemed to be invested in Shares only.  The Account shall be maintained on the Company’s books solely for record keeping purposes, and shall not represent any actual segregation or investment of assets or Shares.

Section 3.Distribution of Shares Represented by the Units.

3.1        The Shares represented by Units will be distributed to the Participant on or as soon as administratively practicable following the date such Units vest and, in any event, within sixty (60) days following such vesting (the “Distribution Date”) and certificates representing those Shares will be delivered to the Participant as soon as practicable thereafter.

3.2        If any distribution of Shares represented by the Units consists of a fractional Share, then in lieu of distributing a fractional Share, the Company shall distribute cash to the Participant equal in value to the Fair Market Value of the fractional Share on the Distribution Date.

Section 4.Withholding Taxes.

4.1        The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Units.  At any time that taxes are required to be withheld in connection with a distribution of Shares on a Distribution Date, the Company may, in its discretion, withhold Shares that would otherwise be distributed to the Participant (rounded down to the nearest whole share) up to an amount that is equal, based on the Fair Market Value of the Shares on the Distribution Date, to the maximum amount of the Federal, state, local, and foreign income and/or employment taxes required, in the Company’s sole judgment, to be collected or withheld with respect to such distribution.

4.2 With respect to any tax withholding obligation that arises on or following the occurrence of an IPO (as defined in Schedule A), and in satisfaction of such tax withholding obligations and in accordance with the Participant’s election included in Schedule A (the “Sell to Cover Election”), the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the Units necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Units or the issuance of Shares.

4.3        With respect to any required withholding that is not satisfied pursuant to Section 4.1 or 4.2 above (e.g., an amount represented by a fractional Share), the Company shall require the Participant to remit a cash payment to the Company, deduct such amount from the Participant’s payroll, or shall satisfy such withholding obligation by any other means permitted under the Plan.

Section 5.Transferability.

5.1        The Shares subject to the Units are non-transferable by the Participant except for transfers to his or her spouse, children and/or grandchildren directly or through a trust, partnership or other entity (a “Family Transfer”), provided that the transferee executes an agreement satisfactory to Company acknowledging and confirming the restrictions on the Shares. The Participant further acknowledges that the Shares are subject to certain other restrictions on transfer, including those restrictions imposed by that certain Eighth Amended and Restated Voting Agreement among the Company and its stockholders dated November 21, 2019 (as amended, and as may be amended from time to time, the “Voting Agreement”), and that certain Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company and its stockholders dated November 21, 2019 (as may be amended from time to time, the “ROFR and Co-Sale Agreement”) until such time as such Agreements terminate or otherwise no longer remain in effect.  Prior to the receipt of any Shares pursuant to this Agreement, provided such Agreements remain in effect, the Participant, unless already a party thereto, shall become a party to (1) the Voting Agreement as a “Stockholder” by executing an

Adoption Agreement to the Voting Agreement and (2) the ROFR and Co-Sale Agreement as a “Stockholder” by executing a counterpart signature page to the ROFR and Co-Sale Agreement.

5.2          Upon the settlement of the Units, a certificate evidencing the Shares shall be issued by the Company in the Participant’s name pursuant to which the Participant shall have voting and dividend rights unless and until the Shares are canceled or forfeited pursuant to the provisions of this Agreement.  The certificate shall bear a legend (in addition to any other legends required, pursuant to the Voting Agreement and/or the ROFR and Co-Sale Agreement, to appear on certificates representing the Company’s equity securities), substantially in the following form, evidencing the nature of the Shares, and the Company may cause the certificate to be delivered upon issuance to the Board or such other depository as may be designated by the Company as a depository for safekeeping until the cancellation or forfeiture occurs.

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD,

PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN EIGHTH AMENDED AND RESTATED VOTING RIGHT AGREEMENT (AS IN EFFECT FROM TIME TO TIME), AN EIGHTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (AS IN EFFECT FROM TIME TO TIME), AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE PARTICIPANT AND THE ISSUER’S SECOND AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN (AS AMENDED AND AS IN EFFECT FROM TIME TO TIME).  NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  SUCH

AGREEMENTS MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

5.3        Notwithstanding any other provisions of this Agreement, the issuance or delivery of any Shares (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such

Shares.  The Company shall not be obligated to issue or deliver any Shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

5.4        Prohibited Transfers.  Notwithstanding any provisions in this Agreement to the contrary, if any purported transfer of the Units or Shares is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be void ab initio; the Company, and its stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any transferee as one of its stockholders for any purpose.

Section 6.    Rights in Shares Before Delivery.  No person shall have any privileges of a stockholder of the Company with respect to any Units, unless and until Shares are distributed pursuant to Section 3.

Section 7.    Investor Representations.  The Participant represents to the Company the following:

7.1        The Participant is acquiring these Units and the underlying Shares for investment for the Participant’s own account only and not with a view to, or for resale in connection with, a

“distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  The Participant understands that the Units are not transferable and that the Shares are subject to the terms (including transfer restrictions) set forth in the Voting Agreement and in the ROFR Agreement.

7.2        The Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein.  In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future.  The Participant further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the Shares.  The Participant understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and other legends required under the applicable state or federal securities laws.

7.3        The Participant understands that the exemption from registration afforded by Rule 144 under the Securities Act (the potential availability of which is known to the Participant) promulgated under the Securities Act, depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

7.4        The Participant generally has such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Participant to understand and evaluate the risks and benefits the Units and the underlying Shares.

7.5        The Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and the underlying Shares, and the Participant has had full access to or been provided with such other information concerning the Company as the Participant has requested.

7.6        The Participant is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

7.7        The Participant’s residence is correctly set forth on the signature page hereto.

Section 8.    No Right to Continued Employment or Service.  Nothing contained herein shall be construed to confer on the Participant any right to continue as an employee of, or service provider to, the Company or any of its Affiliates, or to derogate from any right of the Company to, as applicable, retire, request the resignation of or discharge the Participant, or to lay off or require a leave of absence of the Participant, with or without pay, at any time, with or without Cause.

Section 9.          Qualifications to Distribution.  Anything in this Agreement to the contrary notwithstanding, in no event may Shares represented by Units be distributed if the Company shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any Share otherwise deliverable, upon any securities exchange or under any state or federal law, or (b) the consent or approval of any regulatory body, is necessary or desirable in connection with such distribution.  In such event, such distribution shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company; provided that such distribution shall be made at the earliest date at which the Company reasonably determines that the making of such distribution will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 9 if such delay will result in a violation of Code Section 409A.

Section 10.      Conditions to Transfer.  Unless the Shares represented by the Units have been registered under the Securities Act, the Committee may require as a condition to the right to receive the Shares represented by the Units that the Company receive from the person receiving the Shares represented by the Units representations, warranties and agreements, at the time of any such distribution, to the effect that the Shares will be held for investment only and without any present intention to sell or otherwise distribute such Shares and that such Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.  The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

Section 11.      Entire Agreement.  This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties related to such matters.

Section 12.      Binding Effect.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Participant and his or her assigns, heirs, executors, administrators and legal representatives.

Section 13.      Amendment or Modification; Waiver.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the

Committee) and the Participant.  The Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A. However, notwithstanding the foregoing, the Company may, but shall not be required to, amend this Agreement or adopt other policies and procedures, prospectively or retroactively, or take any other actions, without obtaining the consent of the Participant, to the extent necessary or appropriate (as determined by the Company in its sole discretion) to meet the requirements of Code Section 409A and the guidance issued thereunder such that the additional taxes and penalties set forth in Code Section 409A(a)(i)(B) will not apply to transactions contemplated by the this Agreement.  The Company shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

Section 14.      Participant Undertaking.  The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may, in its reasonable judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement.

Section 15.      Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 16. Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Plan.

Section 17. Captions.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

Section 18. The Plan.  The Participant acknowledges having received a copy of the Plan.  The Units herein granted are subject to all of the terms and provisions of the Plan, all of which are hereby incorporated herein by reference.  In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

Section 19.      Severability.  The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

Section 20.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature page follows.]

VROOM, INC.

By: _________________________________________

C. Denise Stott, Chief People & Culture Officer

PARTICIPANT

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept the Units subject to all of the terms and provisions thereof.

      ______________________________________________
[Employee Name]

Date: __________________________________________

Address:

SCHEDULE A

Name of Participant:

Date of Grant:  May 14, 2020

Number of Units:

Vesting Commencement Date: March 4, 2020

Vesting Terms:

Subject to the Participant’s Continuous Service through the applicable vesting date: 100% of the Units shall become vested on the third anniversary of the commencement date; provided, however, that, notwithstanding the foregoing, if an IPO occurs prior to the third anniversary of the commencement date, the Units shall become vested as follows: (a) if the IPO occurs prior to the first anniversary of the commencement date, the Units shall become vested in equal installments of 1/3 each on the first anniversary of the commencement date, the second anniversary of the commencement date and the third anniversary of the commencement date; (b) if the IPO occurs on or following the first anniversary of the commencement date and prior to the second anniversary of the commencement date, 1/3 of the Units shall become vested upon the occurrence of the IPO and the remaining 2/3 of the Units shall become vested in equal installments of 1/3 each on the second anniversary of the commencement date and the third anniversary of the commencement date; and (c) if the IPO occurs on or following the second anniversary of the commencement date and prior to the third anniversary of the commencement date, 2/3 of the Units shall become vested upon the occurrence of the IPO and the remaining 1/3 of the Units shall become vested on the third anniversary of the commencement date. If the Participant’s Continuous Service terminates, all Units that have not become vested on or prior to the date such Continuous Service terminates will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

“IPO” means the consummation of a firm commitment underwritten public offering for shares of Common Stock pursuant to an effective registration statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act.

The following examples assume a vesting commencement date of  May 18, 2020.

Example 1.  If an IPO occurs on June 4, 2022, 2/3 of the Units shall be vested upon the consummation of the IPO and the remaining 1/3 of the Units shall be vested on May 18, 2023, subject to the Participant’s continued services through each applicable vesting date.

Example 2.  If no IPO occurs prior to May 18, 2023 and the Participant’s services with the Company have continued through such date, 100% of the Units shall be vested on May 18, 2023.

Withholding Tax Election:  The Participant has carefully reviewed Section 4 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  It is the Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b51(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.